UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

BIORESTORATIVE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Marcus Drive

Melville, New York 11747

(Address of principal executive offices) (Zip Code)

(631) 760-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BRTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Donald J. Currie as Director

On October 7, 2026, the Board of Directors (the “Board”) of BioRestorative Therapies, Inc. (the “Company”) appointed Donald J. Currie as a Class I director of the Company, effective immediately, to fill the vacancy created by the previously reported resignation of Katharyn Field as a director effective August 31, 2026. Mr. Currie will serve until the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier death, resignation or removal. The Board also appointed Mr. Currie as a member of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board. Giving effect to Mr. Currie’s appointment, the standing committees of the Board are constituted as follows: Audit Committee: Steven Brown (Chair), Jatinder Dhaliwal, and Esha Randhawa; Compensation Committee: Jatinder Dhaliwal (Chair), Steven Brown, Esha Randhawa and Donald J. Currie; and Nominating and Corporate Governance Committee: Esha Randhawa (Chair), Jatinder Dhaliwal, Steven Brown and Donald J. Currie.

The Board has determined that Mr. Currie is an “independent director” under the listing rules of The Nasdaq Stock Market LLC, including the independence standards applicable to audit committee and compensation committee members, and under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Currie, age 65, has served as Chief Executive Officer and a director of Hillcrest Energy Technologies Ltd. (CSE: HEAT; OTCQB: HLRTF), a clean energy technology company engaged in the development of power conversion and digital control technologies for electric powertrains and grid-connected renewable energy systems, since February 2010. Mr. Currie has more than 30 years of experience in the energy sector and in the financing of public companies in the North American equity markets, and particular experience in the formation and management of companies, corporate strategy, team building and capital raising. Mr. Currie has not held any other position or employment, and has not served as a director of any other company, during the past five years.

There is no arrangement or understanding between Mr. Currie and any other person pursuant to which he was appointed as a director. There are no family relationships between Mr. Currie and any director or executive officer of the Company, and there are no transactions between Mr. Currie and the Company that would be reportable under Item 404(a) of Regulation S-K.

As compensation for his service as a non-employee director and as a member of the committees of the Board, Mr. Currie will receive a cash fee of CAD $2,000 per month, payable monthly in arrears, and will be reimbursed for reasonable out-of-pocket expenses in accordance with the Company’s policies applicable to non-employee directors. Mr. Currie will not participate in the Company’s standard non-employee director compensation program. The Company also expects to enter into an indemnification agreement with Mr. Currie in the form of indemnification agreement filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

By:	/s/ Mika Grasso
Name:	Mika Grasso
Title:	Interim Chief Executive Officer

Date: October 9, 2026

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